RESIGNATION AND RELEASE

THIS RESIGNATION AND RELEASE (the "Release") is being delivered as of November 24, 2006 by Jean-Paul Ouellette (the "Executive") to Vision Global Solutions, Inc., a Nevada corporation (the "Company"), provides as follows:

(a) Executive hereby resigns as a director and/or officer and employee of the Company, effective as of the effective date as herein defined, without any need for further board action.

(b) Executive, on behalf of himself and his descendants, ancestors, heirs, executors, successors, assigns and administrators (collectively, "Releasor"), hereby releases, remises, acquits and forever discharges, and agrees to indemnify and hold harmless, (i) the Company, (ii) each of its affiliates, and (iii) each of its and/or their partners, predecessors, successors, assigns, officers, directors, shareholders, representatives, insurers, attorneys, employees and agents, past, present and future, in their respective capacities as such (collectively, "Releasees"), from and against any and all claims, demands, obligations, causes of action, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, matured or unmatured, and whether concealed or hidden, which Executive now owns or holds or has at any time heretofore owned or held or had, or may at any time own or hold or have (collectively, "Claims"), against the Releasees or any of them, arising out of or in any way connected to Releasor's employment or service with the Company, or the end of his employment or service with the Company, including but not limited to, Employee Retirement Income Security Act, Americans With Disabilities Act and Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991, and any employment agreements heretofore existing between the Company and Executive are hereby deemed terminated.

(c) Executive represents and warrants that he has not filed or caused to be filed any complaints or charges against any of the Releasees with or before any local, state or federal governmental agency or court or any arbitrator or other tribunal, and no such complaint or charge by or on behalf of the Executive is currently pending. Executive further agrees not to file any complaints, actions or charges of any nature against the Releasees relating to any Claims relating to the Release Matters. Nothing in this Release shall be construed or interpreted as a release, acquittal, discharge or waiver of claims arising under the Federal Age Discrimination in Employment Act.

(d) Effective date: The effective date of this release shall be the date that Executive receives written notice, by fax or email, from the shareholders holding a majority of the voting common stock.

IN WITNESS WHEREOF, the Executive has executed and delivered this Release as of the day and year first above written.

Jean-Paul Ouellette, Chief Executive Officer/Secretary/Director

02206/0003 125034.1